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                               CORVEL CORPORATION
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF DESIGNATION OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                           SETTING FORTH THE POWERS,
                PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS
                    AND RESTRICTIONS OF SUCH PREFERRED STOCK
                       OF CORVEL CORPORATION, AS AMENDED

                                   ----------

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

                                   ----------

        CorVel Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), by its Chairman, Chief Executive Officer and President, DOES HEREBY CERTIFY AS FOLLOWS:

               1. The name of the corporation is CorVel Corporation (the "Corporation").


               2. The date of filing of the Corporation's original Certificate of Incorporation was May 16,1991.

               3. The date of filing of the Corporation's original Certificate of Designation was February 28, 1997.

               4. The following resolutions were adopted by the Corporation's Board of Directors at a telephonic meeting of the Board on April 11, 2002, pursuant to the authority vested in the Board of Directors, and that said resolutions are still in full force and effect:

               RESOLVED FURTHER, that the number of shares of Series A Junior Participating Preferred Stock set forth in the Corporation's Certificate of Designation filed on February 28, 1997 be increased from 60,000 to 200,000.

               5. No shares of the Corporation's Series A Junior Participating Preferred Stock have been issued.

               6. Pursuant to these resolutions, the number of shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock" is Two Hundred Thousand (200,000) shares.

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        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of the 9th day of May, 2002.


                                        CORVEL CORPORATION

                                        By:  /s/ V. GORDON CLEMONS
                                             -----------------------------------
                                             Name:  V. Gordon Clemons
                                             Title: Chairman, Chief Executive
                                                    Officer and President



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